UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2010
FREIGHTCAR AMERICA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

Two North Riverside Plaza, Suite 1250
Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(800) 458-2235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of stockholders was held on May 12, 2010. The purpose of the meeting was to consider and vote upon proposals to (i) elect two directors who were nominated for election as Class II directors to three-year terms, and (ii) ratify the appointment of our independent registered public accounting firm for 2010. Of the 11,932,721 shares of the Company’s common stock entitled to vote at the meeting, a total of 10,255,998 shares (85.95%) were represented at the meeting in person or by proxy. The results of the vote on each proposal were as follows.
1.	To elect two directors who were nominated for election as Class II directors for three- year terms.

		Votes	Broker
	Votes For	Withheld	Non-Votes
William D. Gehl	7,593,822	938,141	1,724,035
Edward J. Whalen	8,474,883	57,080	1,724,035
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010:

	Votes
Votes For	Against	Abstentions
10,175,806	76,453	3,739

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: May 13, 2010	By:	/s/ Laurence M. Trusdell
		Name:	Laurence M. Trusdell
		Title:	General Counsel and Corporate Secretary